Exhibit 5.1

June 20, 2013

Pacific Ethanol, Inc.

400 Capital Mall, Suite 2060

Sacramento, California 95814

Re:       Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Pacific Ethanol, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance by the Company of an aggregate of up to $8,000,000 of the Company’s Series B Subordinated Convertible Notes (“Series B Notes”) under an indenture, dated March 28, 2013 (the “Base Indenture”), and supplemental indenture, dated June 20, 2013 (together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as trustee, pursuant to a Securities Purchase Agreement dated as of March 28, 2013 (the “Purchase Agreement”), by and among the Company and each of the investors listed on the Schedule of Buyers attached thereto, as described in the Company’s Registration Statement on Form S-3 (File No. 333-180731) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) (as amended and supplemented through and including the date hereof, including by the final prospectus (the “Prospectus”) dated March 27, 2013, the “Registration Statement”).

The Registration Statement also covers up to 3,114,716 shares (as adjusted for the Company’s 1-for-15 reverse stock split effective May 14, 2013) of Common Stock (the “Note Shares”) issuable from time to time upon conversion or otherwise under the Series B Notes (including shares of Common Stock that may be issued as interest in lieu of cash payments under the Series B Notes). The Series B Notes and the Note Shares are hereinafter referred to collectively as the “Securities.”

This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York and the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Atlanta    Chicago    Hong Kong    New York    Newark    Norfolk    Orange County    Portland
Raleigh    Richmond    San Diego    Shanghai    Tysons Corner    Virginia Beach    Washington, DC

June 20, 2013

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.      The Series B Notes have been duly authorized by all necessary corporate action of the Company and, when and to the extent duly executed, issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of, and in the manner contemplated by, the Purchase Agreement, the Series B Notes will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.      The Note Shares have been duly authorized by all necessary corporate action of the Company and will be validly issued, fully paid and non-assessable, assuming the issuance of the Note Shares upon the conversion or otherwise of the Series B Notes on the date hereof in accordance with the terms of the Series B Notes and the Indenture. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or arbitration, remedies, or judicial relief, (c) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (d) any provision permitting, upon acceleration of the Series B Notes, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (e) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (f) waivers of broadly or vaguely stated rights, (g) provisions for exclusivity, election or cumulation of rights or remedies, (h) provisions authorizing or validating conclusive or discretionary determinations, (i) grants of setoff rights, (j) proxies, powers and trusts, (k) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property and (l) the severability, if invalid, of provisions to the foregoing effect.

June 20, 2013

With your consent, we have assumed: (i) that the Series B Notes and the Indenture have been duly authorized, executed and delivered by the parties thereto other than the Company; (ii) that the Series B Notes and the Indenture constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms; and (iii) that the status of the Series B Notes and the Indenture as legally valid and binding obligations of the parties is not affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

In addition, we have assumed: (i) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (ii) the legal capacity and authority of all persons or entities executing all agreements, instruments and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete; (v) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us; (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; and (vii) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. We have also, with your consent, assumed that the choice of law provisions in the Series B Notes and the Indenture are legally enforceable.

This opinion letter is prepared for your use in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K dated June 20, 2013, the incorporation of this opinion by reference in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus and Registration Statement.  In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours, /s/ Troutman Sanders LLP